Exhibit 32
CERTIFICATION OF CHAIRMAN AND CEO AND CFO PURSUANT TO
18 U.S.C. SECTION 1350
In connection with the Quarterly Report of Wyndham Worldwide Corporation (the “Company”) on Form 10-Q for the period ended June 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Stephen P. Holmes, as Chairman and Chief Executive Officer of the Company, and Thomas G. Conforti, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1.)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2.)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ STEPHEN P. HOLMES
STEPHEN P. HOLMES
CHAIRMAN AND CHIEF EXECUTIVE OFFICER
AUGUST 3, 2017

/S/ THOMAS G. CONFORTI
THOMAS G. CONFORTI
CHIEF FINANCIAL OFFICER
AUGUST 3, 2017